Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-287755) pertaining to Kestrel Group Ltd 2025 Equity Incentive Plan of our reports dated March 13, 2026, with respect to the consolidated financial statements of Kestrel Group Ltd and the effectiveness of internal control over financial reporting of Kestrel Group Ltd included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

New York, New York

March 13, 2026